Exhibit 10.29

ADDENDUM TO LEASE AGREEMENT DATED AUGUST 1, 2002

This addendum is attached to and forms a part of the lease. The following lease agreement is entered into this 1st day of Feb 2013 and accepted between landlord MEDICAL PROPERTY PARTNERS LLC and tenant NETWORK MEDICAL MANAGEMENT INC covering premises known as 1680 & 1668 S. Garfield Ave. Alhambra, CA 91801, consisting of approximately twenty five thousand nine hundred and one square feet (25,901 sq. ft.) as follow:

A. Lease area & rate:

	Sq Ft	$ / Sq Ft		Total $
1680 #101	3115 sq ft		$2.25 sq ft	$7,008.75
1668 2nd FI	12067 sq ft		$2.50 sq ft	$30,167.50
1668 3rd FI (office)	2650 sq ft		$2.50 sq ft	$6,625.00
1668 3rd FI (Conference Rm)	1900 sq ft		$2.50 sq ft	$4,750.00
1668 3rd FI (Other)	67 sq ft		$2.50 sq ft	$167.50
Total	19,799 sq ft	$		$48,718.75

B. Additional lease area & rate:

1680 #202 & #204	4846 sq ft	$1.50 sq ft	$7,296.00
1680 #205	1256 sq ft	$1.50 sq ft	$1,884.00
Total	6102 sq ft		$9,153.00

A + B Total lease area & rent

Total	25,901 sq ft	$57,871.75

1	The “tenant” under certain lease dated August 1st 2002 for premises known as 1680 & 1668 S Garfield Avenue. Alhambra, CA 91801 hereby renewing & extending the second term of five-year option periods with modification as to the square footage & rates per “Table A. lease area & rates”. The said lease for the option period shall commence on Sept 1st 2012 and terminating on Aug 31st 2017.

2	In addition to “Table A. lease area”, “tenant” desires to lease and “landlord” desires to rent “Table B. Additional lease area”. The term of this lease shall commence on Feb 1st 2013 and the expiration date shall be the same as “Table A. lease area” termination date shall be Aug 31st 2017.

3	The rent for “Table B. Additional lease area” shall be adjusted to $1.80 per sq ft for the second year (2nd year), $2.00 per sq ft for the third year (3rd Year). There shall be an annual rental adjustments basing on the CPI of Los Angeles for the fourth year (4th year) & thereafter.

4	The total rent shall be in the sum of FIFTY SEVEN THOUSAND EIGHT HUNDRED SEVENTY ONE ONE DOLLARS AND CTS SEVENTY FIVE ONLY ($57,871.75) per month payable in advance on the first day of each month during the full term of this lease.

5	No security deposit is paid by the tenant to the landlord.

Accepted by Tenant:	Accepted by Landlord:

/s/ Kenneth Sim	/s/ Albert Young
Kenneth Sim, M.D.	Albert Young, M.D.
Chairman of the Board	Managing Partner
Network Medical Management Inc.	Medical Property Partners LLC